Exhibit 10.1

CONFIDENTIAL PORTIONS OF THE AGREEMENT HAVE BEEN OMITTED PURSUANT TO REGULATION S-K ITEM 601(b) OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBITS BECAUSE IT IS (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH AN ASTERISK [*].

PROPOSAL FOR SERVICES

proposal ref No:	[*]

Project Name:	Orlando Magic

Client:	Orlando Magic Ltd.

CONTACT PERSON:	David Painter Email: [*]

Client Address:	Orlando Magic Ltd. [*] Orlando, FL

CLIENT has requested a Proposal from Altitude International Inc. (hereinafter “ALTD”) to perform the following Services:

Scope of Services

The ALTD scope will be to manufacture, install and test/commission an Altitude International Altitude System at the Orlando Magic Training Facility in Orlando, FL. Please see Attachment 1 for additional details.

Compensation

Compensation by Client to ALTD shall be USD $[*].

Schedule

From the date of Project Award and receipt of the Advance Payment to final testing and commissioning, we anticipate a period of [*] weeks. Please see Attachment 3 for additional details. Please note that the Schedule will be subject to delays in the construction Orlando Magic Training Facility.

Other Terms

Please see Attachment 4 – Warranty and Maintenance/Service Schedule attached.

Services covered by this AGREEMENT will be performed in accordance with the attached Provisions, Schedules and Plans. This AGREEMENT supersedes all prior agreements and understandings and cannot be superseded.

CLIENT:		ALTD INC.:

Signature	/s/Alex Martins	Signature	/s/Greg Breunich
Name (printed)	Alex Martins	Name (printed)	Greg Breunich
Title	CEO	Title	Chief Executive Officer
Date	2/17/21	Date	16 February, 2021

PROVISIONS

1.	Authorization to Proceed

Execution of this AGREEMENT by CLIENT will be authorization for Altitude International (hereinafter ALTD) to proceed with the Services, unless otherwise provided for in this AGREEMENT.

2.	Standard of Care

The standard of care applicable to ALTD’s services will be the degree of skill and diligence normally employed by professional engineers or consultants performing the same or similar services at the time ALTD’s services are performed. ALTD will re-perform any services not meeting this standard without additional compensation.

3.	Payment to ALTD

When invoices are issued by ALTD for Goods or Services performed under this AGREEMENT, CLIENT shall pay each undisputed invoice within 30 days of receipt. Interest at a rate of 1-1/2 percent per month may be charged on all past-due amounts.

In the event of a disputed billing, only that disputed portion may be withheld from payment, and the undisputed portion will be paid. CLIENT will exercise reasonableness in disputing any bill or portion thereof. No interest will accrue on any disputed portion of the billing until mutually resolved.

4.	Limitation of Liability

EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS PROVIDED IN SECTION 17 AND THE CONFIDENTIALITY OBLIGATIONS PROVIDED IN SECTION 11 HEREOF, NEITHER PARTY’S MAXIMUM LIABILITY FOR ANY ACTION ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION AND WHETHER IN TORT OR CONTRACT, SHALL EXCEED DIRECT DAMAGES. IN NO EVENT SHALL ALTD BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE TO THE ALLOCATION OF RISK SET FORTH HEREIN. This Provision takes precedence over any conflicting Provision of this AGREEMENT or any document incorporated into it or referenced by it. In no event shall either party, its affiliated companies, officers, employees, or any of its subcontractors be liable for any incidental, indirect, special, punitive, economic or consequential damages, including but not limited to loss of revenue or profits, suffered or incurred by other party or any of its agents, including other contractors engaged at the project site, as a result of this Agreement or a party’s performance or non-performance of services pursuant to this Agreement. Limitations of liability provided herein will apply whether either party’s liability arises under breach of contract or warranty; tort, including negligence; strict liability; statutory liability; or any other cause of action, and shall include such party’s officers, affiliated corporations, employees, and subcontractors.

5.	Severability and Survival

If any of the provisions contained in this AGREEMENT are held illegal, invalid or unenforceable, the other provisions shall remain in full effect. Limitations of liability shall survive termination of this AGREEMENT for any cause.

6.	No Third Party Beneficiaries

This AGREEMENT gives no rights or benefits to anyone other than CLIENT and ALTD and has no third party beneficiaries.

7.	[RESERVED]

8.	Assignments

Neither party shall have the power to or will assign any of the duties or rights or any claim arising out of or related to this AGREEMENT, whether arising in tort, contract or otherwise, without the written consent of the other party. Any unauthorized assignment is void and unenforceable.

9.	Integration

This AGREEMENT incorporates all previous communications and negotiations and constitutes the entire agreement of the parties. If CLIENT issues a Purchase Order in conjunction with performance of the Services, general or standard terms and conditions on the Purchase Order the terms of this AGREEMENT would govern, unless stated otherwise in the Purchase Order.

10.	Force Majeure

Neither party shall be liable for any failure to perform its obligations under this Agreement or any Statement of Work if prevented from doing so by a cause or causes beyond its control, including without limitation, acts of God or public enemy, failure of suppliers to perform, fire, floods, storms, earthquakes, riots, strikes, war, pandemic, and restraints of government.

11.	Confidential Information

11.1 DEFINITION. The term “CONFIDENTIAL INFORMATION” shall mean: (i) any and all information which is disclosed by either party (“OWNER”) to the other (“RECIPIENT”) verbally, electronically, visually, or in a written or other tangible form which is either identified or should be reasonably understood to be confidential or proprietary; and (ii) the terms, including without limitation, the pricing, of this Agreement and any proposals or other documents that preceded this Agreement. Confidential Information may include, but not be limited to, trade secrets, computer programs, software, documentation, formulas, data, inventions, techniques, marketing plans, strategies, forecasts, client lists, employee information, financial information, confidential information concerning Owner’s business or organization, as Owner has conducted it or as Owner may conduct it in the future. In addition, Confidential Information may include information concerning any of Owner’s past, current, or possible future products or methods, including information about Owner’s research, development, engineering, purchasing, manufacturing, accounting, marketing, selling, leasing, and/or software (including third party software).

11.2 TREATMENT OF CONFIDENTIAL INFORMATION. Owner’s Confidential Information shall be treated as strictly confidential by Recipient and shall not be disclosed by Recipient to any third party except to those third parties operating under non-disclosure provisions no less restrictive than in this Section 16 and who have a justified business “need to know”. Agreement imposes no obligation upon the Parties with respect to Confidential Information which either party can establish by legally sufficient evidence: (a) was in the possession of, or was rightfully known by the Recipient without an obligation to maintain its confidentiality prior to receipt from Owner; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by Recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by Recipient without the participation of individuals who have had access to the Confidential Information; or (e) is required to be disclosed by court order or applicable law, provided notice is promptly given to the Owner and provided further that diligent efforts are undertaken to limit disclosure.

11.3 RIGHTS & DUTIES. The Recipient shall not obtain, by virtue of this Agreement, any rights, title, or interest in any Confidential Information of the Owner. Within fifteen (15) days after termination of this Agreement, each party shall certify in writing to the other that all copies of Confidential Information in any form, including partial copies, have been destroyed, returned, or used solely as the Owner so directs.

11.4 SURVIVABILITY. The terms of this Section 16 shall survive termination of this Agreement. If the Parties have executed a separate agreement that contains confidentiality terms prior to or contemporaneously with this Agreement, those separate confidentiality terms shall remain in full force to the extent they do not conflict.

12.	Indemnity

12.1 CUSTOMER’S INDEMNIFICAITON OBLIGATIONS. Customer shall hold harmless, defend and indemnify ALTD from any against all third party actions, causes of action, claims and demands whatsoever, and from all costs, damages, expenses, charges, debts, and liabilities whatsoever (including attorney’s fees) (collectively, “Claims”) in connection with (I) the acts or omissions of ALTD, its employees or other persons in performance of its obligations under the Agreement; and (ii) any breach by Customer of terms of this Agreement.

12.2. ALTD’S INDEMNIFICAITON OBLIGATIONS. ALTD shall hold harmless, defend and indemnify Client from any against any Claims in connection with (I) the acts or omissions of ALTD, its employees or other persons in performance of its obligations under the Agreement; (ii) any breach by ALTD of the terms of this Agreement, (iii) alleged or actual infringement, misappropriation, or violation of any intellectual property of a third party related to the Equipment, the components and/or software of the Altitude System or the Services provide in connection with this Agreement.

12.3. Each party’s indemnification obligations above are contingent upon the respective indemnified party providing the indemnifying party with prompt written notice of such Claim, information, all reasonable assistance in the defense of such action, and sole authority to defend or settle such claim.

12.4 SURVIVAL. The terms of this Section 17 shall survive termination of this Agreement.

13.	Warranties and Representations

Each party warrants that (i) it has the right and power to enter into this Agreement and an authorized representative has executed this Agreement, and (ii) and it will comply with all applicable federal and state laws, rules and regulations in the performances of its obligations under this Agreement. ALTD warrants that the Services will be performed in a professional and workmanlike manner in accordance with recognized industry standards and as described in this Agreement. In addition, ALTD warrants and represents that the components and/or software of the Altitude System or the Services provide in connection with this Agreement will not infringe or misappropriate any copyright, trademark, patent, or the trade secrets or any other intellectual property rights of any third persons. To the extent Services provided by ALTD are advisory, no specific result is assured or guaranteed. ALTD EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY (BY ANY TERRITORY OR JURISDICTION) TO THE EXTENT PERMITTED BY LAW, AND FURTHER ALTD EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY TO THE EXTENT PERMITTED BY LAW.

14.	Rights to Work Product

Any expression or result of ALTD’s Services, or the work, findings, analyses, conclusions, opinions, recommendations, ideas, techniques, know-how, designs, programs, tools, applications, interfaces, enhancements, software, and other technical information (collectively “WORK PRODUCT”) created by ALTD in the course of performing the Services hereunder are the property of ALTD and are licensed to Client, without further license fees, provided, however, to the extent such Work Product provided to Client by ALTD contains Client’s Confidential Information, Client shall retain title to such Confidential Information. Client shall have no right to sublicense, transfer, assign, convey or permit any third party to use or copy any Work Product.

15.	Independent Contractor Status

ALTD performs this Agreement as an independent contractor, not as an employee of Client. Nothing in this Agreement is intended to construe the existence of a partnership, joint venture, or agency relationship between Client and ALTD.

16.	Notice

All notices or other communications referenced under this Agreement shall be made in writing and sent to the address designated above, designated in a specific Statement of Work, or designated from time to time in writing by the Parties. All notices shall be deemed given to the other party if delivered receipt confirmed using one of the following methods: registered or certified first class mail, postage prepaid; or recognized courier delivery.

17.	Waiver

No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option, or requiring performance shall be binding or construed as a waiver unless agreed to in writing by both parties.

18.	General

This Agreement shall be governed by the laws of the United States of America as applicable in the State of Florida. Except as otherwise specifically stated herein, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy. If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless remain in full force and effect. This Agreement and the Statement(s) of Work constitute the entire understanding between the Parties with respect to the subject matter herein and may only be amended or modified by an agreement signed by a duly authorized representative of each party. This Agreement may be executed by electronic means. This Agreement replaces and supersedes any prior verbal or written understandings, communications, and representations between the Parties regarding the subject matter contained herein. No purchase order or other ordering document shall modify or supplement the printed provisions of this Agreement. All such proposed variations, edits, or additions (whether submitted by ALTD or Client) to this Agreement or to a Statement of Work, are objected to and deemed invalid unless otherwise mutually agreed to in writing.

19.	Dispute Resolution and Governing Laws

The parties will use their best efforts to resolve amicably any dispute, including use of alternative dispute resolution options.

This Agreement shall be governed by and construed in accordance with the laws and regulations of the United States of America as applied in the State of Florida.

All disputes shall be submitted to the exclusive jurisdiction of the courts of Orange County, Florida.

20.	Changes

CLIENT may make or approve changes within the general Scope of Services in this AGREEMENT. If such changes affect ALTD’s cost of or time required for performance of the services, an equitable adjustment will be made through an amendment to this AGREEMENT.

21.	Delay of Contract

Should the project be delayed by no fault of ALTD, the Client shall accept, hold and secure from damage all major ALTD equipment included under this Agreement (air compressor, ASU) until such time as the project can proceed to final installation.

[*]

List of Attachments Omitted from the Proposal for Services Agreement

Referenced in Exhibit 10.1 Above

Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Purchase Agreement referenced in Exhibit 10.1 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission (the “Commission”) upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Exhibits:

Attachment 1:	Scope of Services
Attachment 2:	Compensation and Conditions of Payment
Attachment 3:	Schedule
Attachment 4:	Warranty, Maintenance and Service